   As filed with the Securities and Exchange Commission on August 6, 1998

                                                Registration No. 333-
                                                                     -----------
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      CAVANAUGHS HOSPITALITY CORPORATION
            (Exact name of Registrant as Specified in Its Charter)

          WASHINGTON                                        91-1032187
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

201 West North River Drive, Suite 100, Spokane, Washington 99201; (509) 459-6100
             (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)

         CAVANAUGHS HOSPITALITY CORPORATION 1998 STOCK INCENTIVE PLAN
       CAVANAUGHS HOSPITALITY CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                 NON-EMPLOYEE DIRECTOR COMPENSATION AGREEMENT
                           (Full Title of the Plans)

                              DONALD K. BARBIERI
                    201 West North River Drive, Suite 100
                          Spokane, Washington 99201
                                (509) 459-6100
         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                with a copy to:

                             BARRY LAWRENCE, ESQ.
                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                     1999 Avenue of the Stars, Suite 1600
                         Los Angeles, California 90067
                                (310) 788-1000

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                                            Proposed Maximum         Amount of
Title of Securities       Amount To Be           Proposed Maximum          Aggregate Offering      Registration
 to be Registered          Registered      Offering Price Per Share (1)         Price (1)              Fee (1)
---------------------------------------------------------------------------------------------------------------
Common Stock,
   par value $.01        591,028 (2)(6)              $  15.00                   $8,865,420           $2,615.30
   per share               6,842 (3)(6)              $11.1875                   $   76,545           $   22.58
                             345 (4)                 $  13.00                   $    4,485           $    1.32
                         904,170 (5)(6)              $10.9687                   $9,917,569           $2,925.69
---------------------------------------------------------------------------------------------------------------

(1) This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, and is determined according to the following offering price information: Under the 1998 Stock Incentive Plan, 591,028 shares of common stock, par value $.01 per share (the "Common Stock"), are subject to outstanding options with an exercise price of $15.00 per share, under the Employee Stock Purchase Plan, 6,842 shares of Common Stock are subject to outstanding options with an exercise price of $11.1875 per share and under three separate non-employee director compensation agreements, each dated as of April 8, 1998 (the "Compensation Agreements"), an aggregate of 345 shares of Common Stock were issued to independent directors; pursuant to Rule 457(h), for all shares of Common Stock being registered hereunder with an exercise price which cannot be determined (904,170 shares), the Proposed Maximum Offering Price Per Share is $10.9687, which is the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 3, 1998. The Proposed Maximum Aggregate Offering Price for all shares registered hereunder is $18,864,019.

(2) Shares reserved for issuance pursuant to options previously granted under the 1998 Stock Incentive Plan.

(3) Shares reserved for issuance pursuant to options previously granted under the Employee Stock Purchase Plan.

(4)  Shares previously issued under the Compensation Agreements.

(5) Additional shares reserved for issuance pursuant to options to be granted under the 1998 Stock Incentive Plan (608,972), pursuant to the Employee Stock Purchase Plan (293,158) and under the Compensation Agreements (2,040).

(6) Pursuant to Rule 416(c) promulgated pursuant to the Securities Act, this registration statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the 1998 Stock Incentive Plan and the Employee Stock Purchase Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
                             AND EXPLANATORY NOTE

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8 (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, on the written on oral request of such person made to Cavanaughs Hospitality Corporation, 201 West North River Drive, Suite 100, Spokane, Washington 99201, Attention: Richard L. Barbieri; Telephone (509) 459-6100.

ITEM 1.   PLAN INFORMATION

     Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Registration Statement.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Prospectus of Cavanaughs Hospitality Corporation (the "Company") filed on April 6, 1998 relating to the Registration Statement on Form S-1 filed with the Commission on January 20, 1998 (File No. 333-44491), as amended on February 27, 1998, March 10, 1998 and March 27, 1998;

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 13, 1998 (File No. 001-13957);

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         (d)  The Company's Current Report on Form 8-K filed on June 12, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated By-Laws ("By-Laws") and Amended and Restated Articles of Incorporation (the "Articles") provide that the Company shall, to the full extent permitted by the Washington Business Corporation Act (the "WBCA"), as amended from time to time, indemnify all directors and officers of the Company. In addition, the Articles contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damage arising out of a breach of fiduciary duty. Chapter 23B.08.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for reasonable expenses incurred) arising under the Securities Act.

         Pursuant to Chapter 23B.08.580 of the WBCA, the Board of Directors (the "Board") may authorize, by a vote of a majority of a quorum of the Board, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Chapter 23B.08.510 or 23B.08.520 of the WBCA. The Board has authorized the Company to purchase and maintain appropriate policies of insurance on behalf of the Company's directors and officers against liabilities asserted against any such person arising out of his or her status as such. The Board may authorize the Company to enter into a contract with any person who is or was a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust, employee benefit plan or other enterprise providing for indemnification rights equivalent to or, if the Board so determines, greater than those provided for in the By-Laws. The Board has authorized the Company to enter into contracts providing for indemnification with any person who is or was a director or officer of the Company.

         The Company has entered into employment agreements with certain members of management containing provisions entitling the executive to indemnification for losses incurred in the course of service to the Company or its subsidiaries, under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.2 1998 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1, filed January 20,
         1998).

4.3 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, filed January 20,
         1998).

4.4      Form of Non-Employee Director Compensation Agreement.

5.1      Opinion of Richard L. Barbieri, Esq., General Counsel to the Company.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Richard L. Barbieri, Esq. (filed as part of Exhibit 5.1 hereto).

24.1     Power of Attorney (included in the signature page hereto).

ITEM 9.  UNDERTAKINGS

         The Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         i. to include any prospectus required by Section 10(a)(3) of the Securities Act;

         ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on this 6th day of August, 1998.

                              CAVANAUGHS HOSPITALITY CORPORATION


                              By: /s/ Donald K. Barbieri
                                 -----------------------------------------
                                    Donald K. Barbieri
                                    President and  Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald
K. Barbieri and Richard L. Barbieri, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Donald K. Barbieri
------------------------   Chairman of the Board, Chief Executive          August 6, 1998
   Donald K. Barbieri      Officer, President and Director

/s/ Arthur M. Coffey
------------------------   Executive Vice President, Chief Financial       August 6, 1998
    Arthur M. Coffey       Officer, (principal financial and accounting
                           officer), and Director

/s/ Richard L. Barbieri
------------------------   Senior Vice President,  General  Counsel        August 6, 1998
   Richard L. Barbieri     and Director

/s/ Thomas M. Barbieri
------------------------   Senior Vice President and Director              August 6, 1998
    Thomas M. Barbieri


------------------------   Director                                        August  , 1998
    Robert G. Templin


------------------------   Director                                        August  , 1998
    Peter F. Stanton


------------------------   Director                                        August  , 1998
    Ronald R. Taylor